UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2012

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts		02053
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Cybex International, Inc. (“Cybex” or the “Company”) reports that a single shareholder seeking class action status has commenced a suit, Guziec v. Cybex International, Inc. et al, in the Supreme Court of the State of New York, County of New York, naming the Company and its directors as defendants. The action alleges, among other things, that the defendants breached their fiduciary obligations to the Company’s shareholders by entering into the previously announced Agreement and Plan of Merger (“Merger Agreement”) pursuant to which all of the Company’s outstanding common stock held by its public shareholders would be converted into $2.55 per share cash in a “going private” merger transaction. Plaintiff seeks an unspecified amount of damages and to enjoin the Company from proceeding with the proposed transaction.

Consummation of the merger transaction is subject to various conditions, including approval of the Merger Agreement at a Special Shareholders Meeting anticipated to be held in the first quarter of 2013.

The Company believes the action is without merit and will vigorously pursue its defense.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2012

CYBEX INTERNATIONAL, INC. (Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer

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